Exhibit 5.2

[Skadden, Arps, Slate, Meagher & Flom (UK) LLP Letterhead]

February 2, 2015

Marine Harvest ASA

P.O. Box 4102 Sandviken

5835 Bergen

Norway

RE: Marine Harvest ASA—Shelf Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special United States counsel to Marine Harvest ASA, a public limited liability company (allmennaksjeselskap) incorporated under the laws of Norway (the “Company”), in connection with the preparation of the Registration Statement on Form F-3 (the “Registration Statement”), to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof under the U.S. Securities Act of 1933 (the “Securities Act”), allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”). The Registration Statement relates to, among other things, the issuance and sale from time to time by the Company, of the following securities of the Company: (i)  ordinary shares in the Company with par value NOK 7.50 per share (“Ordinary Shares”); (ii) preferred shares of the Company (“Preferred Shares” and, together with the Ordinary Shares, the “Shares”), in one or more series; (iii) debt securities of the Company (the “Debt Securities”), which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured, which may be issued in one or more series under one or more indentures to be entered into by the Company with a trustee relating to the Debt Securities (the “Indentures”); (iv) warrants to purchase Shares or other securities of the Company (the “Warrants”); (v) subscription rights to purchase Shares or other securities of the Company (the “Rights”); and (vi) such indeterminate number of Shares, Warrants, Rights, and amount of Debt Securities as may be issued upon conversion, exchange or exercise, as applicable, of any Debt Securities (the “Indeterminate Securities”). The Shares, Debt Securities, Warrants, Rights, and Indeterminate Securities are collectively referred to herein as the “Securities.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Commission.

In connection with this opinion, we have examined and relied upon (i) the Registration Statement, (ii) a copy of the resolutions of the board of the directors of the Company dated February 2, 2015 and (iii) the form of Indenture for the Debt Securities and the form of debt security included therein, to be filed as Exhibit 4.3 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, including the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents. We have also assumed that (i) the Company has been duly organized and is validly existing in good standing, and has the requisite legal status and legal capacity, under the laws of Norway (being its jurisdiction of incorporation) and that the Company will comply with the laws of all relevant jurisdictions (including the laws of Norway) in connection with the transactions contemplated by, and the performance of the Company’s obligations under, the Indentures, any supplemental indenture and the Registration Statement, other than the laws of the State of New York insofar as we express our opinion herein, (ii) each of the Offered Debt Securities (as defined below) and the applicable Indenture and any supplemental indenture will be duly authorized, executed and delivered by all requisite corporate action on the part of the Company, (iii) the choice of New York law to govern the Indentures and any supplemental indenture is a valid and legal provision and (iv) the Indentures and any supplemental indenture will be duly authorized, executed and delivered by the trustee thereunder and any Debt Securities that may be issued will be duly authenticated in accordance with the Indentures and any supplemental indenture. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and of public officials.

Our opinion set forth below is limited to the laws of the State of New York that are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinion herein stated. The Securities may be issued from time to time on a delayed basis, and this opinion is limited to the laws, including the Rules and Regulations, as in effect on the date hereof.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

(a) with respect to the offered Debt Securities (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the applicable Indenture has been qualified under the Trust Indenture Act of 1939 (the “Trust Indenture Act”); (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) all necessary corporate action (under the laws of Norway) to approve the issuance and terms of the Offered Debt Securities and related matters has been taken; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and any supplemental indenture so as not to violate any applicable law or the Company’s articles of association or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the applicable Indenture and any supplemental indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Warrants or Rights), when issued and sold in accordance with the applicable Indenture, any supplemental indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense that may be contained in the Indentures or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

In rendering the opinion set forth above, we have assumed that the execution and delivery by the Company of the Indentures or any supplemental indenture and the performance by the Company of its obligations thereunder will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its subsidiaries is subject.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption

“Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom (UK) LLP